As filed with the Securities and Exchange Commission on August 6, 2026
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

EPAM SYSTEMS, INC.
(Exact Name of Registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)

Delaware	22-3536104
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

EPAM Systems, Inc. 2021 Employee Stock Purchase Plan
(Full title of the plan)

41 University Drive
Suite 202
Newtown, Pennsylvania 18940
267-759-9000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Edward Rockwell
Senior Vice President, Chief Legal Officer and
Corporate Secretary
EPAM Systems, Inc.
41 University Drive, Suite 202
Newtown, Pennsylvania 18940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Veronica Wissel
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
+1 212 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by EPAM Systems, Inc. (the “Registrant”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering an additional 650,000 shares of common stock, par value $0.001 per share (“Shares”), of the Registrant that are issuable at any time or from time to time under the EPAM Systems, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), and any additional Shares that become issuable under the ESPP by reason of any stock dividend, stock split, or other similar transaction pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 filed for the ESPP with the Securities and Exchange Commission (the “Commission”) on September 30, 2021 (Registration No. 333- 259913), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as supplemented by the information set forth below.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.
Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 26, 2026 (the “Annual Report”);

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, and June 30, 2026 filed with the Commission on May 7, 2026 and August 6, 2026, respectively;

(c) The Registrant’s Current Reports on Form 8-K, as filed with the Commission on each of March 5, 2026 (with respect to Item 1.01 only), April 1, 2026 and May 26, 2026;

(d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the document referred to in (a) above; and

(e) The description of the Registrant’s common stock, filed as Exhibit 4.2 to the Registrant’s Annual Report, and any amendments or reports filed for the purposes of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.
Interests of Named Experts and Counsel.

Not applicable.

Item 8.
Exhibits.

Exhibit Number	Exhibit Description

4.1	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, SEC File No. 001-35418, filed May 26, 2026)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, SEC File No. 001-35418, filed May 26, 2026)

5.1*	Opinion of Davis Polk & Wardwell LLP

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature pages hereto)

99.1
Amendment No. 1 to EPAM Systems, Inc. 2021 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, SEC File No. 001-35418, filed May 26, 2026)

107.1*	Filing Fee Table

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newtown, Commonwealth of Pennsylvania, on the date of August 6, 2026.

EPAM SYSTEMS, INC.

By:	/s/ Balazs Fejes
	Name:	Balazs Fejes
	Title:	Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Balazs Fejes, Jason Peterson and Edward Rockwell and each of them, individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Balazs Fejes	Chief Executive Officer, President and Director	August 6, 2026
Balazs Fejes	(Principal Executive Officer)

/s/ Jason Peterson	Senior Vice President, Chief Financial Officer and Treasurer	August 6, 2026
Jason Peterson	(Principal Financial Officer)

/s/ Gary Abrahams	Vice President, Corporate Controller, Chief Accounting Officer	August 6, 2026
Gary Abrahams	(Principal Accounting Officer)

/s/ Arkadiy Dobkin		August 6, 2026
Arkadiy Dobkin	Executive Chairman, Director

/s/ Richard Michael Mayoras		August 6, 2026
Richard Michael Mayoras	Lead Independent Director

/s/ DeAnne Aguirre		August 6, 2026
DeAnne Aguirre	Director

/s/ Chandra McMahon		August 6, 2026
Chandra McMahon	Director

/s/ Karl Robb		August 6, 2026
Karl Robb	Director

/s/ Eugene Roman		August 6, 2026
Eugene Roman	Director

/s/ Robert E. Segert		August 6, 2026
Robert E. Segert	Director

/s/ Helen Shan		August 6, 2026
Helen Shan	Director

/s/ Jill B. Smart		August 6, 2026
Jill B. Smart	Director

/s/ Ronald P. Vargo		August 6, 2026
Ronald P. Vargo	Director